                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant under Rule 14a-12

                                 PRESSTEK, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:
--------------------------------------------------------------------------------

                          [PRESSTEK LOGO APPEARS HERE]

                                 PRESSTEK, INC.
                               55 EXECUTIVE DRIVE
                          HUDSON, NEW HAMPSHIRE 03051

                                                                  April 26, 2002

Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Friday, June 14, 2002 at 1:30 P.M. local time, at Presstek's corporate headquarters, 55 Executive Drive, Hudson, New Hampshire 03051.

     The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. You may also complete a proxy by telephone or via the Internet in accordance with the instructions listed on the proxy card. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place South, 8th Floor, New York, NY, 10004.

     Your vote is very important, and we will appreciate a prompt return of your proxy by mail, telephone or the Internet. We hope to see you at the meeting.

                                          Cordially,

                                          /s/ R. A. Williams
                                          Richard A. Williams
                                          Chairman of the Board

                          [PRESSTEK LOGO APPEARS HERE]

                                 PRESSTEK, INC.
                55 EXECUTIVE DRIVE, HUDSON, NEW HAMPSHIRE 03051
                            TELEPHONE: 603-595-7000
                               FAX: 603-595-2602
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD JUNE 14, 2002 AT 1:30 P.M.
                            ------------------------

To the Stockholders of PRESSTEK, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc. (the "Company" or "Presstek") will be held on Friday, June 14, 2002, at 1:30 P.M. local time, at Presstek's corporate headquarters, 55 Executive Drive, Hudson, New Hampshire, to consider and to vote upon the following proposals:

     1. To elect seven (7) Directors to serve until the next annual meeting of stockholders;

     2. To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 28, 2002;

     3. To approve and adopt the Company's 2002 Employee Stock Purchase Plan;
        and

     4. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 16, 2002, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment or postponement thereof.

                                          By order of the Board of Directors,

                                          /s/ R. A. Williams
                                          Richard A. Williams
                                          Chairman

April 26, 2002

--------------------------------------------------------------------------------
PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. YOU MAY ALSO COMPLETE A PROXY BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE AS SET FORTH HEREIN, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------

                                 PRESSTEK, INC.
                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                      TO BE HELD ON FRIDAY, JUNE 14, 2002

     This proxy statement is being furnished to holders of common stock, $.01 par value per share (the "Common Stock") of PRESSTEK, INC., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of the Company's stockholders to be held on FRIDAY, JUNE 14, 2002, AT 1:30 P.M. local time, and at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting is to be held at the Company's Corporate Headquarters, 55 EXECUTIVE DRIVE, HUDSON, NEW HAMPSHIRE 03051. The Company's Annual Report to Stockholders, containing audited consolidated financial statements for the fiscal year ended December 29, 2001, is being mailed contemporaneously with this proxy statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 26, 2002.

     The purpose of the Annual Meeting is to consider and vote on the following proposals:

     1. To elect seven (7) Directors to serve until the next annual meeting of stockholders;

     2. To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 28, 2002;

     3. To approve and adopt the Company's 2002 Employee Stock Purchase Plan;
        and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The address and telephone number of the principal executive office of the Company are:

         55 Executive Drive
         Hudson, New Hampshire 03051
         Telephone No.: (603) 595-7000

                      OUTSTANDING STOCK AND VOTING RIGHTS

     The Board has fixed the close of business on April 16, 2002, as the record date (the "Record Date") for the determination of the Company's stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 34,124,231 shares of the Company's Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                 VOTING PROCEDURES AND REVOCABILITY OF PROXIES

     Proxies in the accompanying form, properly executed and returned to the management of the Company by mail, telephone or the Internet, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice of revocation of the proxy delivered to the Assistant Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock as of the Record Date, is necessary to establish a quorum for the transaction of business at the Annual Meeting. The directors will be elected by the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes will be counted and certified by one or more Inspector(s) of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent. In accordance with Delaware General Corporation Law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the Annual Meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     The enclosed proxies will be voted in accordance with the instructions contained therein. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies which are executed but which do not contain specific instructions will be voted FOR the matter in question.

                             ELECTION OF DIRECTORS

     The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until a successor is elected and qualified or until the director's earlier resignation or removal.

     The Board currently consists of eight (8) directors. The Board has nominated and recommended to the stockholders that each of the seven (7) persons listed below be elected to hold office until the next annual meeting of stockholders and until a successor is elected and qualified or until the director's earlier resignation or removal. Mr. Hallman, who had been elected a director at the last annual meeting, was not nominated by the Board for re-election at the Annual Meeting. As a result, Mr. Hallman's term as a director will expire at the Annual Meeting or earlier, if Mr. Hallman resigns or is removed prior to the Annual Meeting. The proxies granted by stockholders will be voted for the election, as directors of the Company, of such persons listed below, unless a proxy specifies that it is not to be voted in favor of a particular nominee. Proxies cannot be voted for a greater number of persons than the number of nominees listed below. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board. Each of the persons named below has indicated to the Board that he will be available to serve, and the Board knows of no reason why such nominee is unwilling or unable to serve.

NAME OF NOMINEE                        AGE                              POSITION
---------------                        ---                              --------
Richard A. Williams                    67     Chairman of the Board, Chief Scientific Officer, Director
Edward J. Marino                       51     President and Chief Executive Officer, Director
Dr. Lawrence Howard                    49     Director
John W. Dreyer                         64     Director
Daniel S. Ebenstein                    59     Director
John B. Evans                          64     Director
Michael D. Moffitt                     62     Director

     The information below sets forth for each nominee, such person's principal occupation during the past five years, and certain other information.

     Richard A. Williams has been Chairman of the Board since September 1998 and Chief Scientific Officer of the Company since March 1999. From February 1996 to September 1998, he served as Chief Executive Officer and Vice Chairman of the Board. He also served as Secretary of the Company from June 1988 until September 1998 and has been a director of the Company since November 1987. From June 1988 to February 1996 Mr. Williams served as an Executive Vice President and Chief Operating Officer of the Company. From November 1987 to June 1988 Mr. Williams served as Vice President of the Company, and served as its Director of Operations from September 1987 through October 1987. From June 1985 to February 1987, Mr. Williams served as Vice President of Engineering for Centronics Data Computer Corporation, a manufacturer of printers, where he was responsible for line matrix and laser printer development and introduction.

     Edward J. Marino was appointed President and Chief Executive Office of the Company in April 2002. He has been a director of the Company since November 1999. From January 2000 to April 2002, Mr. Marino was President and Chief Executive Officer of Lightning Source, Inc., an electronic publishing firm. From January 1997 to October 1999, he served as President of Danka Services International, an international provider of document management outsourcing services. From April 1990 to January 1997, he served as Vice President of U.S. Sales and Operations for the Professional Imaging division of Eastman Kodak Company.

     Dr. Lawrence Howard, a founder of the Company, has been a director of the Company since November 1987 and served as Vice Chairman of the Board from November 1992 to February 1996. He served as Chief Executive Officer and Treasurer of the Company from June 1988 to June 1993; served as President from June 1988 to November 1992; and was Vice President from October 1987 to June 1988. From March 1997 to the present, Dr. Howard has been a general partner of Hudson Ventures, L.P. (formerly known as Hudson Partners, L.P.), a limited partnership that is the general partner of Hudson Venture Partners, L.P., a limited partnership that is qualified as a small business investment company ("SBIC"). From March 1997 to the present, Dr. Howard has been a managing member of Hudson Management Associates LLC, a limited liability company that provides management services to the SBIC. Since November of 2000, Dr. Howard has been a General Partner of Hudson Venture Partners II, and a limited partner of Hudson Venture II, L.P. From July 1995 to March 1997, Dr. Howard was President of Howard Capital Partners, Inc., an investment banking firm.

     John W. Dreyer has been a director of the Company since February 1996. Mr. Dreyer was employed by Pitman Company, one of the largest graphic arts and image supplier in the United States, from 1965 until his retirement on December 31, 2000. Mr. Dreyer served as Pitman's President and Chief Operations Officer from 1977 to 1999, and also served as its Chief Executive Officer and Chairman of the Board from 1978 until his retirement. Mr. Dreyer now serves as an industry consultant. Mr. Dreyer is also a director of Applied Graphic Technology, a publicly traded company.

     Daniel S. Ebenstein has been a director of the Company since November 1999. Since 1968 Mr. Ebenstein has been practicing intellectual property law at the New York law firm of Amster, Rothstein & Ebenstein and has been a partner of that firm since 1972.

     John B. Evans has been a director of the Company since October 1997. From August 1995 to the present, Mr. Evans has been President and Chief Executive Officer of R.E.M. Productions, Inc., a media consulting firm. From 1986 to 1992, Mr. Evans served as Vice President of Development for News Corporation, an information disseminating firm.

     Michael D. Moffitt has been a director of the Company since July 2000. From March 1989 to the present, Mr. Moffitt was employed as a consultant and investment adviser. From February 2000 to July 2001, Mr. Moffitt was employed as President and Chief Operating Officer of Solar Communications, Inc., a printing and direct marketing service firm. From August 1994 to January 1999, Mr. Moffitt was employed as President and Chief Executive Officer of Century Graphics, a retail insert printing company. Previously, Mr. Moffitt was employed by R.R. Donnelley & Sons Company for 22 years in a variety of management roles, including Senior Vice President, Electronic Graphics Group.

                           COMPENSATION OF DIRECTORS

     Directors received no cash compensation for serving on the Board during the year ended December 29, 2001; however, they do receive reimbursement for their expenses related to their function as directors. See also "Certain Relationships and Related Transactions."

     Effective December 1993, the Company adopted its Non-Employee Director Stock Option Plan (the "Director Plan"). Only non-employee directors of the Company (other than Dr. Lawrence Howard) are eligible to receive grants under the Director Plan. The Director Plan provides that eligible directors automatically receive an initial grant of a non-qualified option to purchase 5,000 shares of Common Stock at an exercise price equal to the closing price of the Company's Common Stock on the day that they are elected to the Board of Directors and, thereafter, an annual grant, on the first business day of January of each year, of a non-qualified option to purchase 2,500 shares of Common Stock at an exercise price equal to the closing price of the Company's Common Stock on that day.

     Under each of the Company's 1994 Stock Option Plan ("1994 Plan") and 1997 Interim Stock Option Plan ("1997 Plan"), directors who are not employees of the Company are generally eligible to be granted nonqualified options under these plans. The Board or the Stock Option Committee (the "Committee") of each plan has discretion to determine the number of shares subject to each non-qualified option, the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company are generally eligible to be granted incentive stock options or non-qualified options under these plans to the extent permitted by the plan. The Board or Committee of each plan also has discretion to determine the number of shares subject to each incentive stock option ("ISO"), the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any year is limited by the Internal Revenue Code of 1986, as amended (the "Code"). Directors are also eligible to receive options or stock-based awards under the Company's 1998 Stock Incentive Plan (the "1998 Plan"). The 1998 Plan provides for the grant of any or all of the following types of awards (collectively, "Awards"):
(i) stock options, (ii) restricted stock, (iii) deferred stock, and (iv) other stock-based awards. Awards may be granted singly, in combination, or in tandem, as determined by the administrators of the 1998 Plan.

     On November 7, 2001, Messrs. Dreyer, Marino and Moffitt, in their capacity as directors, were each granted ten year non-qualified options to purchase 7,500 shares of Common Stock at an exercise price of $5.92 per share pursuant to the 1998 Plan. On April 3, 2002, Mr. Moffitt, in his capacity as a director, was granted a five year non-qualified option to purchase 25,000 shares of Common Stock at an exercise price of $5.23 per share pursuant to the 1998 Plan.

     Prior to its expiration on August 18, 2001, directors who are not employees of the Company were generally eligible to be granted nonqualified options under the Company's 1991 Stock Option Plan ("1991 Plan"). As of August 18, 2001, the Company may no longer grant any options pursuant to the 1991 Plan as it has expired.

                  BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     During the fiscal year ended December 29, 2001, the Board of Directors held seven (7) meetings and the Board took action by unanimous written consent in lieu of a meeting three (3) times. During the fiscal year ended December 29, 2001, each of the Company's directors attended at least seventy-five percent of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of all committees on which they served.

     During the fiscal year ended December 29, 2001, the Company did not have a standing nominating committee of the Board or a committee performing similar functions.

     The Company has a Compensation Committee of the Board, which is currently comprised of Messrs. Dreyer and Ebenstein but was comprised of Messrs. Dreyer and Marino during a portion of the fiscal year ended December 29, 2001. The Compensation Committee held no meeting during the fiscal year ended December 29, 2001, but took action by written consent in lieu of a meeting one (1) time.

     The Company has an Audit Committee which supervises the audit and financial procedures of the Company. The Audit Committee is currently comprised of Mr. Evans and Dr. Howard but was comprised of Messrs. Evans, Dreyer and Howard and Messrs. Evans, Marino and Howard during a portion of the fiscal year ended December 29, 2001. The Audit Committee held six (6) meetings during the fiscal year ended

December 29, 2001, and the Audit Committee took action by unanimous written consent in lieu of a meeting one (1) time.

     The Company currently has four (4) Stock Option Committees: the 1991 Stock Option Committee that administers the outstanding options granted under the Company's 1991 Plan, the 1994 Stock Option Committee that administers the Company's 1994 Plan, the 1997 Interim Stock Option Committee that administers the Company's 1997 Plan, and the 1998 Stock Incentive Committee that administers the Company's 1998 Plan (collectively the "Stock Option Committees"). The Stock Option Committees are currently comprised of Messrs. Howard and Evans but were comprised of Messrs. Marino and Moffitt and Messrs. Marino and Sparks, a former director of the Company, during a portion of the fiscal year ended December 29, 2001. During the fiscal year ended December 29, 2001, none of the Stock Option Committees held meetings, but each took action by unanimous written consent in lieu of a meeting the following number of times: 1991 Stock Option Committee, ten (10) times; 1994 Stock Option Committee, thirteen (13) times; 1997 Interim Stock Option Committee, six (6) times; 1998 Stock Incentive Committee, sixteen
(16) times. The Company's 1991 Plan expired on August 18, 2001.

     The Company has established an ESPP Committee of the Board to administer the Company's 2002 Employee Stock Purchase Plan, provided it is approved by the stockholders of the Company. See "Proposal to Approve and Adopt the Company's 2002 Employee Stock Purchase Plan" below. The ESPP Committee is currently comprised of Messrs. Howard and Evans. The ESPP Committee was established in March 2002 and, therefore, no meetings of the ESPP Committee were held during the fiscal year ended December 29, 2001.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     The Company has a Compensation Committee of the Board, which is currently comprised of Messrs. Dreyer and Ebenstein, but was comprised of Messrs. Dreyer and Marino during a portion of the fiscal year ended December 29, 2001. Decisions as to compensation for the fiscal year ended December 29, 2001 for the Company's executive officers were made by both the Company's Board and the Company's Compensation Committee. Mr. Williams and Mr. Hallman, in their capacity as directors, participated in the Board's deliberations concerning compensation of executive officers for the Company's fiscal year ended December 29, 2001. During the fiscal year ended December 29, 2001, none of the executive officers of the Company has served on the board of directors or the compensation committee of any other entity, any of whose officers has served on the Compensation Committee or Board of the Company.

     Mr. Dreyer, who has been a director of the Company since February 1996, was Chairman of the Board and Chief Executive Officer of Pitman Company from 1978 until his retirement on December 31, 2000. During the fiscal year ended December 29, 2001, the Company recorded sales of equipment and consumables to Pitman Company of $14.3 million, and had accounts receivable from Pitman of $2.5 million at December 29, 2001. Mr. Dreyer is currently a member of the Compensation Committee of the Board and has served on the Compensation Committee since April 1998.

     Mr. Ebenstein, who has been a director of the Company since November 1999, is a partner of the law firm of Amster, Rothstein & Ebenstein, and shares in the profits of that firm. During the fiscal year ended December 29, 2001, the Company made payments to the law firm of Amster, Rothstein & Ebenstein for legal fees and expenses amounting to $2,985,677, which were incurred while representing the Company on various intellectual property matters. Mr. Ebenstein is currently a member of the Compensation Committee of the Board of Directors and has served on the Compensation Committee since March 2001.

     Mr. Marino has been a director of the Company since November 1999. In April 2002 Mr. Marino was appointed President and Chief Executive Officer of the Company and on April 3, 2002, the Company and Mr. Marino entered into an Employment Agreement, the terms and conditions of which are discussed under "Employment Agreements and Termination of Employment Arrangements" below. Mr. Marino has not served on the Compensation Committee of the Board since March 2001.

                               EXECUTIVE OFFICERS

     Executive officers serve at the discretion of the Board on an annual basis and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. The current executive officers of the Company are:

NAME                                   AGE                         POSITION(S)
----                                   ---                         -----------
Richard A. Williams..................  67    Chairman of the Board, Chief Scientific Officer,
                                             Director
Edward J. Marino.....................  51    President and Chief Executive Officer, Director
Moosa E. Moosa.......................  44    Vice President-Finance and Chief Financial Officer

     Information for Messrs. Williams and Marino can be found under "Election of Directors."

     Moosa E. Moosa, has been Vice-President Finance and Chief Financial Officer of the Company since March 2002. From October 2000 to June 2001, Mr. Moosa was Executive Vice President, Chief Financial Officer and Treasurer at Rebar, LLC, a group of technology-based companies. From July 1996 to September 2000 Mr. Moosa served as Vice President Finance, Treasurer and Chief Financial Officer, as well as Vice President Mergers and Acquisitions and Investor Relations at Chemfab Corporation, a NYSE multinational manufacturer of PTFE composites, engineered products and materials systems for specialized applications. From July 1992 to July 1996, Mr. Moosa served as Vice President-Finance and Chief Financial Officer at Fredenberg Nonwovens LP, a limited partnership that is engaged in the manufacture of nonwovens.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the annual and long-term compensation paid by the Company for the last three (3) fiscal years to the Company's chief executive officer and to the only other officers of the Company designated as executive officers as of December 29, 2001 whose salaries exceeded $100,000 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                       ANNUAL                 COMPENSATION
                                                   COMPENSATION(1)               AWARDS
                                             ---------------------------   ------------------
NAME AND                                                  OTHER ANNUAL         SECURITIES          ALL OTHER
PRINCIPAL POSITION             FISCAL YEAR   SALARY($)   COMPENSATION($)   UNDERLYING OPTIONS   COMPENSATION($)
------------------             -----------   ---------   ---------------   ------------------   ---------------
Richard A. Williams..........     2001       $246,979        $16,308(3)               --            $49,755(6)
  Chief Scientific Officer        2000        266,286         16,180(3)          100,000             49,775(6)
                                  1999(2)     214,044         11,994(3)           95,000(5)          49,775(6)
Robert W. Hallman............     2001       $332,822        $14,005(3)           35,000            $35,645(6)
  Former President and            2000        304,942         13,888(3)          100,000             35,645(6)
  Chief Executive Officer(7)      1999(2)     275,009         74,130(4)          150,000(5)          35,645(6)
Neil Rossen..................     2001       $170,702        $12,128(3)               --                 --
  Former Vice President and       2000        161,161         10,114(3)           50,000                 --
  Chief Financial Officer(8)      1999(2)     147,540         10,091(3)          103,000(5)              --

---------------
 (1) Except as where otherwise specified, the compensation described in this table does not include medical or group life insurance or other benefits received by the Named Executives which are available generally to all salaried employees of the Company and certain prerequisites and other personal benefits, securities or property received by the Named Executives which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

 (2) Represents the fiscal year ended January 1, 2000.

 (3) This amount includes: a 401(k) retirement plan contribution match by the Company; life insurance policy premiums paid by the Company for the benefit of the officers; automobile allowances for the officers; and, in the case of Messrs. Williams and Hallman for fiscal years 2000 and 2001, the economic benefit from keyman life insurance policies paid for by the Company.

 (4) This amount includes: a 401(k) retirement plan contribution match by the Company; life insurance policy premiums paid by the Company for the benefit of the officers; automobile allowances for Mr. Hallman; and payment of relocation expenses in the amount of $61,014.

 (5) Represents options previously granted with termination dates of five and six years, regranted for the purpose of extending termination dates to ten years, with the exception of a 15,000 share option granted to Mr. Rossen in fiscal 1999.

 (6) This amount reflects keyman life insurance policy premiums paid by the Company for the benefit of Mr. Williams and Mr. Hallman, respectively. There is a formal understanding between the Company and both Mr. Williams and Mr. Hallman that each will receive an interest in any cash surrender value under the insurance policies. The surrender value to Messrs. Williams and Hallman increases over the life of the policies. During the fiscal year ended December 29, 2001, the surrender value to Messrs. Williams and Hallman would have been equal to zero dollars.

 (7) Mr. Hallman served as Chief Executive Officer of the Company from September 1998 and President of the Company from January 1999 until he was replaced in these positions on April 3, 2002.

 (8) Mr. Rossen served as Vice President and Chief Financial Officer of the Company from June 1998 until his resignation from such position effective as of December 31, 2001.

        EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company has entered into employment agreements with Messrs. Williams, Hallman and Marino. The Company has also agreed to the terms of Mr. Moosa's employment with the Company. Mr. Williams currently serves as the Company's Chief Scientific Officer, Mr. Hallman served as the Company's President and Chief Executive Officer until his replacement was named in April 2002. Since April 3, 2002, Mr. Marino has served as the Company's President and Chief Executive Officer and since March 11, 2002, Mr. Moosa has served as the Company's Vice President Finance and Chief Financial Officer.

     Specifically, the Company entered into an Employment Agreement with Mr. Williams dated May 25, 2000 (the "Williams Agreement"), which amended, restated and superseded his previous employment agreement, dated March 30, 1999.

     Under the terms of the Williams Agreement, in addition to other benefits, Mr. Williams was to receive an annual salary of $300,000 for the year 2000 which would then decrease each year thereafter to $100,000 for the year 2004. At the same time, Mr. Williams' estimated number of work days are expected to decrease each year from 200 days in 2000 to 50 days in 2004. The Williams Agreement expires on December 31, 2004, unless earlier terminated.

     Pursuant to the Williams Agreement, the Company agreed to grant Mr. Williams options to purchase 100,000 shares of Common Stock. On May 25, 2000, the 1998 Stock Incentive Committee approved such grant. In addition, subject to applicable eligibility requirements, Mr. Williams is entitled to participate in any plan or arrangement relating to employee benefits that the Company may offer from time to time. Mr. Williams is also to receive the benefit of a split-dollar life insurance policy.

     Should the Board choose to terminate Mr. Williams' employment without "cause" (as defined in the Williams Agreement), and that termination does not occur within two years following a "change of control" (as defined in the Williams Agreement), Mr. Williams is entitled to receive an amount equal to his then-current annual salary times the number of years remaining until expiration of the Williams Agreement and, in addition, is entitled to receive all then-existing retirement or employee benefits for the remainder of its term. Should there be a "change of control" involving the Company (as defined in the Williams Agreement) and Mr. Williams' employment is terminated involuntarily "without cause" or voluntarily for "good reason" (as defined in the Williams Agreement) within two (2) years following a "change of control," then Mr. Williams is entitled to receive an amount equal to the balance of his unpaid salary and benefits set out in the Williams

Agreement through the remainder of its term. The Williams Agreement, however, specifically prohibits Mr. Williams from receiving any payment that would be considered a "Parachute Payment" within the meaning of Section 280G(b)(2) of the Code or as determined by a nationally recognized accounting firm selected by the Board. Should the Board choose to terminate the Mr. Williams' employment for "cause" (as defined in the Williams Agreement), Mr. Williams is not entitled to any further compensation.

     The Company entered into an Employment Agreement with Mr. Marino dated April 3, 2002 (the "Marino Agreement").

     Under the terms of the Marino Agreement, in addition to other benefits, Mr. Marino's annual salary was set at $350,000 through the second anniversary of his start date. Mr. Marino's annual salary is to be reviewed annually by the Board. Under the Marino Agreement, Mr. Marino may also receive an annual cash bonus of up to 30% of his then-current base salary, based on his contribution to the accomplishment of key annual corporate objectives. The Marino Agreement is for an initial term of two years, which ends on the day preceding the second anniversary of the start date. Beginning on the second anniversary of the start date and on each annual anniversary thereafter, the Marino Agreement automatically renews for an additional one-year term, unless either party gives notice that they do not concur with the automatic renewal or unless earlier terminated. Mr. Marino's start date was April 15, 2002.

     Under the Marino Agreement, the Company agreed to grant Mr. Marino a non-qualified stock option to purchase 500,000 shares of Common Stock. Twenty five percent (25%) of the shares granted under this option are exercisable on the date of grant, with an additional 25% vesting on each annual anniversary of the date of grant, until fully vested. On April 3, 2002, the Company's Board approved such grant. Subject to applicable eligibility requirements, Mr. Marino is also entitled to participate in any plan or arrangement relating to employee benefits that may be adopted or offered by the Company from time to time. In addition, Mr. Marino is entitled to the use of a Company automobile or a car allowance.

     Should the Board choose to terminate Mr. Marino's employment without "cause" (as defined in the Marino Agreement), or if the Board does not concur with the automatic renewal of the "term" (as defined in the Marino Agreement), then Mr. Marino is to receive a one-time cash payment equal to his then current salary for the remainder of the term plus his then-effective annual salary for one (1) full year, and Mr. Marino is entitled to receive all then-existing retirement or employee benefits for the remainder of the term; provided, however, if Mr. Marino's employment is terminated involuntarily without "cause" or voluntarily for "good reason" (as defined in the Marino Agreement) in connection with or within two (2) years following a "change of control" (as defined in the Marino Agreement), then Mr. Marino is to receive a one-time severance payment equal to three (3) times the average of his annual compensation payable by the Company to him over the 5 most recent taxable years of his employment with the Company, less one dollar. The Marino Agreement, however, specifically prohibits Mr. Marino from receiving any payment that would be considered a "Parachute Payment" within the meaning of Section 280G(b)(2) of the Code or as determined by a nationally recognized accounting firm selected by the Board. Should the Board choose to terminate Mr. Marino's employment for "cause" (as defined the Marino Agreement), Mr. Marino is not entitled to any further compensation.

     The Company has agreed to the terms of Mr. Moosa's employment with the Company. Mr. Moosa's annual salary will be set at $200,000, and is to be reviewed annually by the Board or the Compensation Committee of the Board. Mr. Moosa will be entitled to an annual cash bonus of up to 40% of his then-current base salary, based on his contribution to the accomplishment of key annual corporate objectives. Mr. Moosa's employment is to be for an initial term of two years from Mr. Moosa's start date. Beginning on the second anniversary of Mr. Moosa's start date, and on each annual anniversary thereafter, Mr. Moosa's employment will automatically renew for an additional one-year term, unless either party gives notice that they do not concur with the automatic renewal or unless earlier terminated. Mr. Moosa's start date was March 11, 2002.

     On March 11, 2002, Mr. Moosa was granted a non-qualified stock option to purchase 90,000 shares of Common Stock. Twenty five percent (25%) of the shares granted under this option become exercisable on each annual anniversary of the date of grant, beginning March 11, 2003, until fully vested. On April 3, 2002, the Company's Board approved an additional grant to Mr. Moosa of a non-qualified option to purchase

25,000 shares of Common Stock. Twenty five percent (25%) of the shares granted under this option are exercisable on the date of grant, with an additional 25% vesting on each annual anniversary of the date of grant, until fully vested. Subject to applicable eligibility requirements, Mr. Moosa is also entitled to participate in any plan or arrangement relating to employee benefits that may be adopted or offered by the Company from time to time. In addition, Mr. Moosa is entitled to the use of a Company automobile or a car allowance.

     If Mr. Moosa's employment is terminated by the Company without "cause" or if the Board does not concur with the automatic renewal of the term, Mr. Moosa is to be entitled to a cash payment equal to his then current salary for the remainder of the term plus his then-effective annual salary for one (1) full year, and Mr. Moosa will be entitled to receive all then-existing retirement or employee benefits for the remainder of the term, subject to benefit plan terms. Notwithstanding the foregoing, if Mr. Moosa's employment is terminated involuntarily without "cause" or voluntarily for "good reason" in connection with or within two (2) years following a change of control of the Company, Mr. Moosa is to receive a one-time severance payment equal to two (2) times the average of his annual compensation payable by the Company to him over the 5 most recent taxable years of his employment with the Company, less one dollar. Mr. Moosa will be prohibited from receiving any payment that would be considered a "Parachute Payment" within the meaning of Section 280G(b)(2) of the Code or as determined by a nationally recognized accounting firm selected by the Board. Should the Board choose to terminate Mr. Moosa's employment for cause, Mr. Moosa will not be entitled to any further compensation or benefits beyond his termination date.

     The Company entered into an Employment Agreement with Mr. Hallman in September 1998 (the "Hallman Agreement"). The Hallman Agreement was purportedly amended by an amendment letter, dated May 25, 2000 (the "Amendment"). In April 2002, Mr. Hallman's employment as President and Chief Executive Officer of the Company was terminated. Certain provisions of the Amendment are currently in dispute. In particular, the Company believes the purported Amendment was never formally approved and therefore the purported Amendment is ineffective.

     Under the terms of the Hallman Agreement, as purportedly amended, in addition to other benefits, Mr. Hallman's annual salary was set at $325,000 through September 30, 2001. Mr. Hallman's annual salary was to be reviewed annually by the Board. In May 2001, Mr. Hallman's annual salary was increased to $350,000. Under the Hallman Agreement, as purportedly amended, Mr. Hallman was also to receive an annual cash bonus of up to 30% of his then-base salary, based on Mr. Hallman's annual corporate objectives. The Hallman Agreement, as purportedly amended, was to renew each year unless either party gave notice that they did not concur with the automatic renewal or unless earlier terminated.

     Under the Hallman Agreement, as purportedly amended, the Company was to grant Mr. Hallman options to purchase 100,000 shares of Common Stock. On May 25, 2000, the 1998 Stock Incentive Committee approved such grant. Subject to applicable eligibility requirements, Mr. Hallman was also entitled to participate in any plan or arrangement relating to employee benefits that may be adopted or offered by the Company from time to time. Since 1999, the Company has also maintained a split-dollar life insurance policy for which Mr. Hallman is a beneficiary.

     Under the original Hallman Agreement, without giving effect to the purported Amendment, if, within three (3) years of September 30, 1998, Mr. Hallman's employment with the Company was terminated without "cause" (as defined in the Hallman Agreement) or if the Company did not concur with the automatic renewal of the "term" (as defined in the Hallman Agreement), then Mr. Hallman was entitled to receive his then-current annual salary for the remainder of the unexpired term of employment plus an additional amount equal to three (3) times his then-current annual salary. In addition, the original Hallman Agreement, without giving effect to the purported Amendment, provided that, at any time after September 30, 2001, if Mr. Hallman's employment with the Company was terminated without "cause" or if the Company did not concur with the automatic renewal of the term, then Mr. Hallman was to receive his then-current annual salary for the remainder of the unexpired term of employment plus an additional amount equal to one (1) times his then-current annual salary. The Amendment purports to amend these severance provisions of the original Hallman Agreement. In particular, the Amendment purports to provide that in the event, at any time, Mr. Hallman's employment with the Company was terminated without "cause" or if the Company did not concur with the automatic renewal of the term, he was to receive his then-current annual salary for the remainder of the unexpired term of employment plus an additional amount equal to three (3) times his then-current annual salary. The effect of the purported Amendment then is to provide Mr. Hallman with an additional payment of two (2) times his then-current annual salary above that which is provided in the original Hallman Agreement for any termination of employment without cause or non-concurrence of the automatic renewal of the term after September 30, 2001. The Company disputes the effectiveness and validity of the purported Amendment. The Hallman Agreement, however, does prohibit Mr. Hallman from receiving any payment that would be considered a "Parachute Payment" within the meaning of Section 280G(b)(2) of the Code or as determined by a nationally recognized accounting firm selected by the Board of Directors. In addition, under the Hallman Agreement, if Mr. Hallman's employment is terminated for "cause," then Mr. Hallman is not entitled to any further compensation.

     The Company is currently negotiating the terms of a severance agreement with Mr. Hallman which may amend or supercede certain provisions of the Hallman Agreement and the purported Amendment.

     The Company entered into a Resignation Agreement and General Release with Mr. Rossen, dated of November 14, 2001 (the "Rossen Agreement"). Pursuant to the Rossen Agreement, Mr. Rossen agreed that effective December 31, 2001, he would resign from his employment with the Company and from all positions held by him at the Company and any of its affiliates or subsidiaries.

     Under the Rossen Agreement, the Company agreed to pay Mr. Rossen a severance payment in the amount of $180,000, payable over the 12 months following his resignation. In accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company agreed that, if Mr. Rossen elects to continue his medical and dental insurance coverage in accordance with COBRA, the Company would continue to pay Mr. Rossen's COBRA premiums from the date of his resignation for the shorter of 12 months or until Mr. Rossen becomes covered under another group insurance plan. The Company also agreed to accelerate the vesting of each of the four stock options held by Mr. Rossen, such that as of his resignation date each of his four stock options are exercisable for that number of shares that would have vested in the calendar year 2002 had Mr. Rossen remained employed with the Company through December 31, 2002. The time period within which Mr. Rossen may exercise each of his stock options was extended until December 31, 2002. The Rossen Agreement also provides that Mr. Rossen may continue to use the Company-leased automobile which he had use of prior to his resignation, and that the Company will continue to pay the lease and insurance payments until December 31, 2002.

     The Rossen Agreement includes an affirmation by Mr. Rossen of his ongoing obligations to the Company pursuant to the Employee Work Product and Non-Disclosure Agreement executed by Mr. Rossen and the Company on July 16, 1998. Mr. Rossen also agreed to release and hold harmless the Company (and related entities and individuals) from any and all claims that he has, may have or has had against the Company through the date of the Rossen Agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Dreyer, who has been a director of the Company since February 1996, was Chairman of the Board and Chief Executive Officer of Pitman Company from 1978 until his retirement on December 31, 2000. During the fiscal year ended December 29, 2001, the Company recorded sales of equipment and consumables to Pitman Company of $14.3 million, and had accounts receivable from Pitman of $2.5 million at December 29, 2001. Mr. Dreyer is currently a member of the Compensation Committee of the Board and has served on the Compensation Committee since April 1998.

     Mr. Ebenstein, who has been a director of the Company since November 1999, is a partner of the law firm of Amster, Rothstein & Ebenstein and shares in the profits of that firm. During the fiscal year ended December 29, 2001, the Company made payments to the law firm of Amster, Rothstein & Ebenstein for legal fees and expenses amounting to $2,985,677, which were incurred while representing the Company on various intellectual property matters. Mr. Ebenstein is currently a member of the Compensation Committee of the Board and has served on the Compensation Committee since March 2001.

     Mr. Moffitt, who has been a director of the Company since July 2000, and who served on the Stock Option Committees from March 2001 until April 2002, performs consulting services for the Company. Since the beginning of the last fiscal year, as of March 14, 2002, Mr. Moffitt had received compensation from the Company for such consulting services in the aggregate amount of $60,355. It is expected that Mr. Moffitt will continue to provide consulting services to the Company throughout the fiscal year ended December 28, 2002 and it is expected that he will receive payment in excess of $60,000 for the provision of those services. No formal agreement exists with Mr. Moffitt concerning his provision of consulting services. Rather, Mr. Moffitt provides consulting services, if and when requested by the Company, and is paid based on the actual number of days he provides such service.

     See also "Employment Agreements and Termination of Employment Arrangements" above.

                            OPTIONS AND STOCK PLANS

     The following table provides information with respect to individual stock options granted during the fiscal year ended December 29, 2001 to the Named
Executives:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                         ------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                            % OF                                     AT ASSUMED ANNUAL RATES
                           SHARES      TOTAL OPTIONS                               OF STOCK PRICE APPRECIATION
                         UNDERLYING      GRANTED TO      EXERCISE                      FOR OPTION TERM(1)
                          OPTIONS       EMPLOYEES IN      PRICE      EXPIRATION    ---------------------------
NAME                     GRANTED(#)    FISCAL YEAR(2)     ($/SH)        DATE         5%($)            10%($)
----                     ----------    --------------    --------    ----------    ----------       ----------
Richard A. Williams....        --             --              --           --            --               --
Robert W. Hallman......    35,000(3)        12.1%         $11.15      7/11/11       245,426          621,958
Neil Rossen............        --             --              --           --            --               --

---------------
(1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or non-transferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Company's Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

(2) The percentage has been calculated based upon total options granted to employees in the fiscal year ending December 29, 2001 under all of the Company's stock option plans.

(3) These options become exercisable in four (4) equal annual installments commencing one year from date of grant and expire ten years from the date of grant.

     The following table sets forth information concerning the value of unexercised stock options held by the Named Executives as of December 29, 2001, and the options exercised by the Named Executives during the fiscal year ended December 29, 2001.

      AGGREGATED OPTION EXERCISES FOR FISCAL YEAR-ENDED DECEMBER 29, 2001
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                              AT DECEMBER 29, 2001         AT DECEMBER 29, 2001(2)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                         ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   -----------   -----------   -------------   -----------   -------------
Richard A. Williams......         --            $ --         195,000              0        $94,875        $     0
Robert W. Hallman........         --            $ --         137,500        165,000        $84,375        $28,125
Neil Rossen(3)...........         --            $ --          71,000         82,000        $19,688        $19,688

---------------
(1) Value realized represents the positive spread between the exercise price of such options and the market value of the Company's Common Stock on date of exercise, multiplied by the numbers of shares underlying the options exercised.

(2) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fair market value of the Common Stock on December 28, 2001, the last trading day prior to the fiscal year end of December 29, 2001 ($9.50 per share as quoted on the NASDAQ National Market) multiplied by the number of shares underlying the option.

(3) In connection with Mr. Rossen's resignation from his employment with the Company effective December 31, 2001, the Company agreed to accelerate the vesting under all outstanding options held by Mr. Rossen. As a result of this acceleration of vesting, as of December 31, 2001, Mr. Rossen's options were exercisable for 109,250 shares of the Company's Common Stock. The remaining 43,750 unvested shares underlying Mr. Rossen's options were forfeited as of such date. Mr. Rossen has until December 31, 2002 to exercise his vested options.

     The following table sets forth information concerning the repricing of certain stock options held by the Named Executives which were repriced during the ten (10) most recently completed fiscal years.

                           TEN-YEAR OPTION REPRICING

                                                                                                        LENGTH OF
                                           NUMBER OF     MARKET PRICE                                    ORIGINAL
                                          SECURITIES       OF COMMON      EXERCISE PRICE               OPTION TERM
                                          UNDERLYING     STOCK AT TIME      AT TIME OF        NEW       REMAINING
                                            OPTIONS     OF REPRICING OR    REPRICING OR    EXERCISE     AT DATE OF
                                          REPRICED OR      AMENDMENT        AMENDMENT        PRICE     REPRICING OR
NAME                          DATE          AMENDED        ($/SHARE)        ($/SHARE)      ($/SHARE)    AMENDMENT
----                      -------------   -----------   ---------------   --------------   ---------   ------------
Richard A. Williams.....  April 6, 1998     40,000           $13.75           $35.50        $13.75      1,335 days
Richard A. Williams.....  July 20, 1992     75,000            2.85              4.50          2.85      1,825 days

                        REPORT ON EXECUTIVE COMPENSATION

     As noted above, the Board has a Compensation Committee currently comprised of Messrs. Dreyer and Ebenstein. The annual salary of the Company's President and Chief Executive Officer and the Company's Chief Financial Officer for the fiscal year ended December 29, 2001 was approved by the Compensation Committee. Other compensation decisions for the executive officers of the Company for the fiscal year ended December 29, 2001 were determined by the Board, subject to the terms of the employment agreements between the Company and Messrs. Hallman and Williams discussed above. There is no formal compensation policy for the Company's executive officers.

     The Board of Directors has appointed various Stock Option Committees, each currently comprised of Messrs. Howard and Evans, but which were comprised of Messrs. Marino and Moffitt and Messrs. Marino and Sparks, a former director of the Company, during a portion of the fiscal year ended December 29, 2001, for each of the 1991 Plan, 1994 Plan, 1997 Plan and 1998 Plan, which has made grants under, and has administered each of the 1991 Plan, 1994 Plan, 1997 Plan and 1998 Plan. The 1991 Plan expired on August 18, 2001. The 1991 Stock Option Committee continues to administer the outstanding options granted under the 1991 Plan.

     Total compensation for executive officers consists of a combination of salaries and stock option or other stock-based awards. The base salary of Robert
W. Hallman, the Company's Former President and Chief Executive Officer, was fixed in fiscal 2001 by the Compensation Committee. The base salary of Richard
A. Williams, the Company's Chief Scientific Officer is fixed pursuant to the terms of his employment agreement with the Company. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility. Stock option awards under the 1991 Plan, 1994 Plan, 1997 Plan and 1998 Plan and stock-based awards under the 1998 Plan are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. During the fiscal year ended December 29, 2001 a ten-year option to purchase 35,000 shares of Common Stock at an exercise price of $11.15 was granted to Mr. Hallman. The initial vesting schedule of the option granted to Mr. Hallman provided that 25% of the shares granted under the option would vest each year beginning July 11, 2002, and 25% of the shares would vest on each successive annual anniversary date thereafter until fully vested.

     In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Currently, the Compensation Committee has structured its compensation policies without regard to the deduction limitations imposed by
Section 162(m) of the Code.

Submitted by the:  BOARD OF DIRECTORS                     COMPENSATION COMMITTEE
                   (excluding Mr. Robert Hallman):        John W. Dreyer
                   Richard A. Williams                    Daniel S. Ebenstein
                   Edward J. Marino
                   John W. Dreyer                         STOCK OPTION COMMITTEES
                   Daniel S. Ebenstein                    John B. Evans
                   John B. Evans                          Dr. Lawrence Howard
                   Dr. Lawrence Howard
                   Michael D. Moffitt

                            STOCK PERFORMANCE GRAPH

     The Stock Performance Graph set forth below compares the cumulative total return on the Company's Common Stock from December 28, 1996 through December 29, 2001 with the cumulative total return for the Nasdaq Stock Market Index, the SIC Code Printing Trades Machinery and Equipment Index and the Company's previous Peer Group for the same period. The comparison assumes that $100 was invested on December 28, 1996 in the Company's Common Stock, the Nasdaq Stock Market Index, the stock of the SIC Code Printing Trades Machinery and Equipment Index, the stock of the Company's previous Peer Group and assumes the reinvestment of all dividends, if any. The Company's previous Peer Group consisted of Creo Products, Inc., Electronics for Imaging Inc., Imation Corp., Indigo N.V., International Paper Co., PrimeSource Corporation and Xeikon N.V. ADR's. The Company changed from its previous Peer Group to the SIC Code Printing Trades Machinery and Equipment Index as it believes that the SIC Code Printing Trade Machinery and Equipment Index provides a comparison more consistent with the line of business of the Company.

          COMPARISON OF CUMULATIVE TOTAL RETURN AMONG PRESSTEK, INC.,
             NASDAQ MARKET INDEX, SIC CODE INDEX AND OLD PEER GROUP

                              [PERFORMANCE GRAPH]

                             DEC. 28, 1996   JAN. 3, 1998   JAN. 2, 1999   JAN. 1, 2000   DEC. 30, 2000   DEC. 29, 2001
                             -------------   ------------   ------------   ------------   -------------   -------------
Presstek Inc. .............     $100.00        $ 68.03        $ 18.54        $ 37.76         $ 28.57         $ 25.85
Old Peer Group.............     $100.00        $100.49        $110.89        $144.62         $ 93.88         $ 99.44
Nasdaq Market Index........     $100.00        $122.32        $172.52        $304.29         $191.25         $152.46
SIC Code Index.............     $100.00        $ 90.29        $ 73.51        $ 79.14         $ 45.20         $ 39.29

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date (unless otherwise indicated) by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Named Executives, (iii) Mr. Moosa, the Company's current Vice President-Finance and Chief Financial Officer, (iv) each of the Company's current directors or director nominees, and (v) all current executive officers, directors and director nominees as a group. Except as otherwise set forth below, the business address of each individual is that of the Company.

                                                                              PERCENTAGE OF
                                                                 SHARES          SHARES
                                                              BENEFICIALLY    BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNED(1)(2)       OWNED(1)
------------------------------------                          ------------    -------------
Dr. Lawrence Howard.........................................   2,270,828(3)        6.65%
  c/o Hudson Ventures L.P.
  120 East End Avenue
  New York, NY 10028

Peter Kellogg...............................................   1,912,500(4)        5.60%
  c/o Spear Leeds & Kellogg
  120 Broadway
  New York, NY 10271

Richard A. Williams.........................................     748,800(5)        2.18%

Robert W. Hallman...........................................     170,500(6)           *

Edward J. Marino............................................     135,000(7)           *

Neil Rossen.................................................     109,250(8)           *

John W. Dreyer..............................................      65,000(9)           *

Michael D. Moffitt..........................................      37,500(10)          *

Moosa E. Moosa..............................................      31,250(11)          *

John B. Evans...............................................      26,000(12)          *

Daniel S. Ebenstein.........................................      10,000(13)          *

All executive officers and directors as a group (10
  persons)..................................................   3,604,128(14)      10.32%

---------------
  *  Less than 1%.

 (1) Applicable percentage of ownership as of the Record Date is based upon 34,124,231 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are referred to as "presently exercisable stock options." Presently exercisable stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Except as otherwise set forth herein, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

 (3) Includes 35,000 shares owned by Dr. Howard's wife, 82,134 shares owned by Dr. Howard's wife as custodian for Dr. Howard's children and 45,000 shares owned by Dr. Howard as custodian for his children. Dr. Howard has sole power to vote or direct the vote of, dispose of or direct the disposal of 2,153,694 of such shares and has shared power to vote or direct the vote of, and to dispose of or direct the disposal of 117,134 of such shares.

 (4) Reflects beneficial ownership as of January 11, 2001 as reported on a
     Schedule 13G, filed by Mr. Kellogg with the Commission on February 9, 2001. Mr. Kellogg has sole power to vote or direct the vote of, dispose of or direct the disposal of 1,892,500 of such shares and has shared power to vote or direct the vote of, and to dispose of or direct the disposal of 20,000 of such shares.

 (5) Includes 245,000 shares of Common Stock issuable pursuant to presently exercisable stock options and 125,900 shares held of record by the Richard
     A. Williams Revocable Trust, of which Mr. Williams is the sole trustee. Also includes 103,500 shares held of record by the Yvonne M. Williams Revocable Trust, of which Mr. Williams' wife is the sole trustee. Mr. Williams has shared power to vote or direct the vote of, and to dispose of or direct the disposal of the 103,500 shares held in trust by his wife. Does not include shares owned by Mr. Williams' children with respect to which Mr. Williams disclaims any beneficial interest.

 (6) Includes options to purchase 162,500 shares of Common Stock issuable pursuant to presently exercisable stock options. Also includes 4,000 shares held of record by Mr. Hallman's wife. Mr. Hallman has shared power to vote or direct the vote of, and to dispose of or direct the disposal of the 4,000 shares held by his wife.

 (7) Consists of options to purchase 135,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (8) Consists of options to purchase 109,250 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (9) Includes options to purchase 55,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

(10) Includes options to purchase 32,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

(11) Includes options to purchase 6,250 shares of Common Stock issuable pursuant to presently exercisable stock options.

(12) Includes options to purchase 25,000 shares of Common Stock issuable pursuant to presently exercisable stock options. Also, includes 1,000 shares held of record by Mr. Evan's daughter. Mr. Evans has shared power to vote or direct the vote of, and to dispose of or direct the disposal of the 1,000 shares held by his daughter.

(13) Consists of options to purchase 10,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

(14) Includes options to purchase 780,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is currently comprised of two (2) directors, namely, Dr. Lawrence Howard and John Evans. Until his appointment as President and Chief Executive Officer in April 2002, Mr. Marino was a member of the Audit Committee. The Company is currently seeking a qualified candidate to fill Mr. Marino's vacancy. None of the members of the Audit Committee is an officer or employee of the Company, and aside from being a member of the Company's Board, each is otherwise independent of the Company (as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers).

     The Audit Committee operates under a written charter adopted by the Board. Specifically, the Audit Committee, among other things, (i) reviews and discusses with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls of the Company, (ii) evaluates the performance of the Company's independent auditors and makes recommendations to the Board as to the selection of the independent auditors, (iii) reviews and discusses with management and the independent auditors the results of the year-end audit of the Company, and (iv) reviews and discusses with management and the independent auditors the accounting policies of the Company and the Company's compliance with legal and regulatory requirements.

     The Audit Committee has reviewed the audited balance sheets of the Corporation as of December 29, 2001 and December 30, 2000 and the related statements of operations, stockholders' equity and cash flows for the fiscal years ended December 29, 2001, December 30, 2000 and January 1, 2000 and the related notes thereto and has discussed them with both management and BDO Seidman, LLP, the Company's independent auditors. The Audit Committee has also discussed with BDO Seidman, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 -- Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with BDO Seidman, LLP that firm's independence.

     Based on its review of the audited financial statements and the aforementioned discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

Submitted by the:  AUDIT COMMITTEE
                   Dr. Lawrence Howard
                   John B. Evans
                   Edward J. Marino, in his capacity as a member of the Audit
                                     Committee until his appointment as
                                     President and Chief Executive Officer
                                     in April 2002


                     RATIFICATION OF SELECTION OF AUDITORS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 29, 2001. BDO Seidman, LLP has served as the Company's auditors since 1996. THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.

     A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The ratification of this selection is not required under the laws of the State of Delaware, the Company's state of incorporation, but the results of this vote will be considered by the Board in selecting auditors for future fiscal years.

     Audit Fees. The aggregate fees billed for professional services rendered by BDO Seidman, LLP for (a) the audit of Presstek's annual financial statements for the fiscal year ended December 29, 2001 and (b) the reviews of the financial statements included in Presstek's Forms 10-Q for the fiscal year ended December 29, 2001, amounted to $266,441.

     Financial Information Systems Design and Implementation Fees. BDO Seidman, LLP did not provide the Company with any financial information systems design and implementation services for the fiscal year ended December 29, 2001.

     All Other Fees. The aggregate fees billed for services rendered by BDO Seidman, LLP, other than those discussed above, for the fiscal year ended December 29, 2001 amounted to $6,437.

     The Audit Committee of the Board of Directors has considered whether the provision of the services related to All Other Fees as set out above is compatible with maintaining BDO Seidman, LLP's independence.

                  PROPOSAL TO APPROVE AND ADOPT THE COMPANY'S
                       2002 EMPLOYEE STOCK PURCHASE PLAN

     The Company's stockholders are being asked to approve and adopt the Company's 2002 Employee Stock Purchase Plan (the "ESPP"). On March 12, 2002, the Board of Directors approved the ESPP, subject to final approval of the ESPP Committee and the stockholders. On March 22, 2002, the ESPP Committee approved the form of ESPP attached as Appendix A to this Proxy Statement. The following is a summary description of the ESPP and is qualified in its entirety by reference to the text of the ESPP, a copy of which is attached hereto as Appendix A to this Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE ESPP.

     The ESPP will allow employees, including the Company's executive officers, to make purchases of the Company's common stock during four (4) payment periods each calendar year through regular payroll deductions. The recipients, amounts and values of future benefits are subject to individual elections of employees and are therefore not determinable at this time. As of April 16, 2002, the closing price of the Company's common stock as reported on the Nasdaq was $7.98 per share.

     Purpose and Number of Shares. The ESPP is intended to encourage stock ownership by all eligible employees of the Company and its participating subsidiaries so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The ESPP is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries.

     Under the ESPP, the aggregate number of shares of the Company's common stock that may be issued is 950,000, subject to appropriate adjustment to reflect stock splits and other changes in the capitalization of the Company. If any option granted under the ESPP shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the ESPP.

     Administration. The ESPP may be administered by a committee appointed by the Board of Directors of the Company (the "ESPP Committee"). The ESPP Committee has the right to adopt rules and regulations for carrying out the ESPP, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the ESPP. The interpretation and construction by the ESPP Committee of any provisions of the ESPP or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. In the absence of an ESPP Committee, the Board of Directors shall have all power and authority to administer the ESPP.

     Eligibility and Participation. All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and more than five months in any calendar year shall be eligible to participate in the ESPP and receive options under the ESPP to purchase common stock of the Company. However, directors who are not employees and any person who owns 5% or more of the outstanding common stock of the Company is not eligible to participate in the ESPP. As of April 16, 2002, it is estimated that approximately 255 employees are eligible to participate in the ESPP.

     Employees can elect to deduct from 1% to 10% of their total compensation for the purpose of purchasing shares under the ESPP. Elections are made through authorization forms which become effective for the next and all succeeding payment periods until changed or revoked by the participant. Unless a participant files a new authorization at least ten days before the first day of the next succeeding payment period or withdraws from the ESPP, the amount deducted at the commencement of the next payment period will be the same amount as deducted at the end of the most recent payment period. Shares of common stock will be offered for purchase through a series of consecutive payment periods, each of a three-month duration. On the last day of each payment period, each participant will receive and be deemed to exercise an option to purchase shares of the Company's common stock, up to a maximum of 750 shares per payment period. The price per share at which the participant may purchase the Company's common stock for each payment period shall be the lesser of (i) 85% of the average market price of the Company's common stock on the first business day of the payment period and (ii) 85% of the average market price of the Company's common stock on the last business day of the payment period, in either event rounded up to the nearest cent.

     Each participant may withdraw from the ESPP by terminating his or her payroll deduction and delivering to the Company or its representative a withdrawal notice at any time prior to the last day of each payment period. Once withdrawn, the employee may not rejoin the ESPP for the same payment period, but may rejoin the ESPP in subsequent payment periods by filing a new authorization at least ten days before the next payment period in which he or she wishes to participate. In addition, a participant may not increase nor decrease payroll deductions in any given period. No employee may accrue the right to purchase more than

$25,000 in fair market value of common stock (determined on the respective purchase dates) for each calendar year in which the right is outstanding.

     In the event that the participant's accumulated payroll deductions on the last day of the payment period would enable the participant to purchase more than 750 shares but for the 750-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 750 shares shall be promptly refunded to the participant by the Company, without interest.

     No Transfer or Assignment of Employee's Rights. Any option granted under the ESPP may not be transferred or assigned by the participant except according to the laws of descent and distribution. During the participant's lifetime, any option granted under the ESPP may be exercised only by the participant.

     Adjustments upon Acquisition. If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the ESPP Committee or the Board of Directors of the acquiring company (the "Successor Board") shall, with respect to options then outstanding under the ESPP, either (i) make appropriate provision for the continuation of options through substitution on an equitable basis; (ii) terminate each participant's options in exchange for a fair cash payment; or (iii) make such other equitable adjustments as the ESPP Committee or the Successor Board may deem appropriate in the circumstances.

     Company's Right of Repurchase. In the event of certain types of misconduct by a participant under the Plan, regardless of whether such participant is still an employee of the Company, the Company shall, for a period of forty (45) days after the Company receives actual knowledge of the misconduct but in any event not later than one (1) year after the participant ceases to be an employee, have the right, but not the obligation, to repurchase from the participant all or a portion of the shares of Common Stock acquired by such participant under the ESPP. The per share repurchase price is equal to the price per share originally paid by the participant, as such price may be adjusted to reflect stock splits and other changes in the capitalization of the Company. The types of misconduct specified under the ESPP include, but are not limited to, gross misconduct or breach of fiduciary duty which cause harm to the Company or any participating subsidiary, the unauthorized disclosure or misappropriation of trade secrets and confidential information of the Company or any participating subsidiary, interference with the Company's or any participating subsidiary's customer relationships, a felony conviction which materially interferes with a participant's ability to perform his or her services for, or which causes harm to, the Company or any participating subsidiary, the violation (or threatened violation) by the participant, in any material respect of a non-competition, non-solicitation, non-disclosure or assignment of inventions covenant between the participant and the Company or any participating subsidiary, engaging in a business or commercial activity that is or may be competitive with the business being conducted by the Company or any participating subsidiary, soliciting or diverting customers, business or prospective customers of the Company or any participating subsidiary, soliciting, recruiting or hiring any employee of the Company or any participating subsidiary or attempting to do any of the foregoing either during the participant's employment or for a period of one (1) year after termination of the participant's employment (for any reason). In addition, in the event that the participant may have sold or transferred shares such that the Company is not able to repurchase all of the shares from the participant it desires to, the participant shall be obligated to deliver to the Company for each share sold or transferred and for which the Company desired to repurchase but was unable to, an amount equal to, if positive, the difference between the fair market value of the shares sold or transferred (on the date of sale or transfer) and the price per share originally paid by the participant, as such price may be adjusted to reflect stock splits and other changes in the capitalization of the Company.

     Termination of Employee's Rights. Whenever a participant ceases to be an eligible employee, for any reason (other than death), his or her rights under the ESPP shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the ESPP.

     Termination and Amendments to Plan. Unless terminated sooner by the Company's Board of Directors, the ESPP shall terminate on December 31, 2011. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the ESPP have been purchased.

     The ESPP Committee or the Board of Directors may from time to time adopt amendments to the ESPP provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the ESPP; (ii) change the class of employees eligible to receive options under the ESPP, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the ESPP. Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction.

FEDERAL INCOME TAX CONSEQUENCES

     The following general rules are currently applicable under United States federal income tax law to options under the Company's ESPP:

     The amounts deducted from an employee's pay under the ESPP will be included in the employee's compensation subject to federal income tax. Generally, no additional income will be recognized by the employee either at the time options are granted pursuant to the ESPP or at the time the employee purchases shares pursuant to the ESPP.

     If the employee disposes of shares purchased pursuant to the ESPP more than two years after the first business day of the payment period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

          (a) the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares, or

          (b) 15% of the fair market value of the shares on the first business day of the payment period.

     In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee's holding period for the shares exceeds one year.

     If the employee disposes of shares purchased pursuant to the ESPP within two years after the first business day of the payment period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the payment period over the amount the employee paid for the shares. In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee's holding period for the shares exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

     If the employee disposes of shares purchased pursuant to the ESPP more than two years after the first business day of the payment period in which the employee acquired the shares, the Company will not be entitled to any federal income tax deduction with respect to the options or the shares issued upon their exercise. If the employee disposes of such shares prior to the expiration of this two-year holding period, the Company generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

          STOCKHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2003

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in the year 2003 must
(i) submit the proposal in proper form to the Company not later than December 26, 2002 and (ii) must satisfy the conditions established by the Securities and Exchange Commission and the Company's Certificate of Incorporation and Bylaws for stockholder proposals in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Assistant Secretary of the Company.

     After the December 26, 2002 deadline, a stockholder may present a proposal at the Company's 2003 Annual Meeting if it is submitted to the Company's Assistant Secretary at the address set forth below no later than April 16, 2003. If timely submitted, the stockholder may present the proposal at the 2003 Annual Meeting but the Company is not obligated to present the matter in its proxy statement.

     Any such stockholder proposal should be submitted to Presstek, Inc., 55 Executive Drive, Hudson, New Hampshire, 03051, Attention: Assistant Secretary.

                                 OTHER MATTERS

     The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be properly brought before the meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

     The Company's Annual Report to Stockholders, containing audited consolidated financial statements for the fiscal year ended December 29, 2001, is being mailed contemporaneously with this proxy statement and form of proxy to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO PRESSTEK, INC., 55 EXECUTIVE DRIVE, HUDSON, NEW HAMPSHIRE, 03051, ATTENTION: JANE MILLER.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities Exchange Commission. Such Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16 forms they file. Based on its review of the copies of such filings received by it and based upon written representations from the Reporting Persons, the Company believes that during the fiscal year ended December 29, 2001 all of its officers, directors and greater-than-ten-percent stockholders complied with all Section 16(a) filing requirements.

                           EXPENSES AND SOLICITATION

     All costs of soliciting proxies will be borne by the Company. The Company may request its officers and regular employees to solicit stockholders in person, by mail, e-mail, telephone, telegraph and through the use of other forms of electronic communication. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and regular employees may also be made of some stockholders in person or by mail, e-mail, telephone, telegraph or through the use of other forms of electronic communication following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if such proxy solicitation firm is retained.

                                                                      APPENDIX A

                                 PRESSTEK, INC.

                       2002 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1 -- PURPOSE.

     This 2002 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Presstek, Inc. (the "Company"), a Delaware corporation, and its participating subsidiaries (as defined in Article 18) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2 -- ADMINISTRATION OF THE PLAN.

     The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

ARTICLE 3 -- ELIGIBLE EMPLOYEES.

     All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

ARTICLE 4 -- STOCK SUBJECT TO THE PLAN.

     The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 950,000 shares, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5 -- PAYMENT PERIOD AND STOCK OPTIONS.

     The first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on October 1, 2002. The first Payment Period shall end on December 31, 2002. For the remainder of the duration of the Plan, Payment Periods shall consist of the three-month periods commencing on January 1, April 1, July 1 and October 1 of each calendar year and ending on March 31, June 30, September 30 and December 31 of each calendar year, respectively.

     Four (4) times each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 750 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 750 shares but for the 750-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 750 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period or (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

     For purposes of the Plan, the term "average market price" on any date means
(i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     For purposes of the Plan, the term "business day" means a day on which there is trading on the NASDAQ National Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the State of New Hampshire.

     No employee shall be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the

Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

ARTICLE 6 -- EXERCISE OF OPTION.

     Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 750-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant's account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

ARTICLE 7 -- AUTHORIZATION FOR ENTERING THE PLAN.

     An employee may elect to enter the Plan by filling out, executing (including by electronic or other means) and delivering to the Company or its representative an authorization:

          A. Stating the percentage to be deducted regularly from the employee's pay;

          B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

          C. Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

     Such authorization must be received by the Company or its representative at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

     Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

     The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

ARTICLE 8 -- MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS.

     An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee's total compensation, including base pay or salary and any overtime, bonuses or commissions.

ARTICLE 9 -- CHANGE IN PAYROLL DEDUCTIONS.

     Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan.

ARTICLE 10 -- WITHDRAWAL FROM THE PLAN.

     A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company or its representative.

     To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

ARTICLE 11 -- ISSUANCE OF STOCK.

     Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

     Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant's authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 12 -- ADJUSTMENTS.

     Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

          A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

          B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

     If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition;
(ii) terminate each participant's options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 750-share, Code
Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price; or (iii) make such other equitable adjustments as the Committee or the Successor Board may deem appropriate after review of all relevant factors including, without limitation, circumstances surrounding the Acquisition.

     The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

ARTICLE 13 -- COMPANY'S RIGHT OF REPURCHASE.

     A. If any of the events specified in Article 13(B) below occur, then, with respect to shares of Common Stock acquired by a participant upon the exercise of an option granted under this Plan, the Company shall have the right, but not the obligation, for a period of forty five (45) days after the Company receives actual knowledge of the event, but in any event not later than one (1) year after the participant ceases to be an employee (the "Repurchase Period"), to repurchase from the participant, or his or her legal representative, as the case may be, all or a portion of the shares of Common Stock acquired by such participant under this Plan, regardless of whether such participant is then still an employee of the Company (the "Repurchase Option"). The Repurchase Option shall be exercised by the Company by giving the participant, or his or her legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period. The Company may exercise its Repurchase Option by tendering to the participant, or his or her legal representative, or delivering to an escrow account for the benefit of the participant, or his or legal representative, an amount equal to the Option Price, subject to adjustment as provided in Article 12, for each share of Common Stock to be repurchased by the Company hereunder. Upon timely exercise of the Repurchase Option in the manner provided in this Article 13(A), the participant, or his or her legal representative, shall deliver to the Company the stock certificate or certificates representing the shares purchased by the participant under this Plan and to be repurchased by the Company hereunder, duly endorsed and free and clear of any and all liens, charges and encumbrances. If the participant shall fail to deliver such stock certificate or certificates, the Company shall be entitled to instruct its transfer agent to take such action as may be necessary to remove the requisite number of shares of Common Stock registered in the name of the participant from the books and records of the Company. The Repurchase Option and any right of the Company to payment pursuant to Article 13(C) hereof shall be a right of the Company in addition to any and all other rights of the Company and remedies available to the Company, whether at law or in equity.

     B. The Company shall have the Repurchase Option in the event that any of the following events shall occur:

          (i) gross misconduct by the participant which results in loss, damage or injury to the Company, its goodwill, business or reputation or that of any participating subsidiary;

          (ii) the commission of an act of embezzlement, fraud or breach of fiduciary duty which results in loss, damage or injury to the Company, its goodwill, business or reputation or that of any participating subsidiary;

          (iii) the unauthorized disclosure or misappropriation of any trade secret or confidential information of the Company or any participating subsidiary or any third party who has a business relationship with the Company or any participating subsidiary;

          (iv) the commission of an act which induces any customer or prospective customer of the Company or any participating subsidiary to breach a contract with the Company or any participating subsidiary or to decline to do business with the Company or any participating subsidiary;

          (v) the conviction of the participant of a felony which materially interferes with such participant's ability to perform his or her services for the Company or any participating subsidiary or which results in loss, damage or injury to the Company, its goodwill, business or reputation or that of any participating subsidiary;

          (vi) the violation (or threatened violation) by the participant, in any material respect, of a non-competition, non-solicitation, non-disclosure or assignment of inventions covenant between the participant and the Company or any participating subsidiary;

          (vii) the engagement, whether directly or indirectly, by the participant during the period of his or her employment or for a period of one (1) year after the termination of his or her employment (for any reason), in a business or other commercial activity which is or may be competitive with the business being conducted by the Company or any participating subsidiary at the time of the participant's termination of employment;

          (viii) the solicitation, diversion or taking away by the participant, or the attempted solicitation, diversion or taking away by the participant, whether directly or indirectly, during the period of his or her employment or for a period of one (1) year after the termination of his or her employment (for any reason), of any of the customers, business or prospective customers of the Company or any participating subsidiary in existence at the time of the participant's termination of employment and with whom the participant had contact or about whom the participant gained confidential information during the participant's employment with the Company. Prospective customer shall mean any person or entity being solicited by the Company or any participating subsidiary at the time of the participant's termination of employment; or

          (ix) the solicitation, recruiting or hiring by the participant, or the attempted solicitation, recruiting, or hiring by the participant, whether directly or indirectly, during the period of his or her employment or for a period of one (1) year after the termination of his or her employment (for any reason), of any employee of the Company or any participating subsidiary.

     C. In the event that at the time the Company wishes to exercise its Repurchase Option, the participant ceases to own a sufficient number of shares of Common Stock acquired by him or her under the Plan to satisfy the Company's Repurchase Option, in addition to performing any obligations necessary to satisfy the Company's exercise of its Repurchase Option of those shares of Common Stock available for repurchase, the participant shall be required to deliver to the Company, for each share of Common Stock that is the subject of the Repurchase Option and is not available for repurchase as it has been sold or transferred, an aggregate cash amount, if positive, equal to the difference between the fair market value of each share of Common Stock sold or transferred by the participant and the Option Price for each share of Common Stock so sold or transferred by the participant, as adjusted in Article 12. The fair market value of each share of Common Stock sold or transferred by the participant shall be determined as of the date of sale or transfer.

ARTICLE 14 -- NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.

     Any option granted under this Plan may not be transferred or assigned by the participant except according to the laws of descent and distribution. During the participant's lifetime, any option granted under this Plan may be exercised only by the participant.

ARTICLE 15 -- TERMINATION OF EMPLOYEE'S RIGHTS.

     Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge or for any other reason (other than death), his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days. Neither this Plan nor any action taken hereunder shall be construed as giving any participant any right to be retained in the employ of the Company or any participating subsidiary.

     If a participant's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the participant on the day the interruption occurs.

ARTICLE 16 -- TERMINATION AND AMENDMENTS TO PLAN.

     Unless terminated sooner as provided below, the Plan shall terminate on December 31, 2011. The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

     The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

ARTICLE 17 -- LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN.

     The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws, the Company's Insider Trading Policy then in effect and subject to any restrictions imposed under Article 22 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

ARTICLE 18 -- PARTICIPATING SUBSIDIARIES.

     The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

ARTICLE 19 -- OPTIONEES NOT STOCKHOLDERS.

     Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

ARTICLE 20 -- APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 21 -- NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

     By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

ARTICLE 22 -- WITHHOLDING OF ADDITIONAL TAXES.

     By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

ARTICLE 23 -- GOVERNMENTAL REGULATIONS.

     The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

ARTICLE 24 -- GOVERNING LAW.

     The validity and construction of the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

ARTICLE 25 -- APPROVAL OF BOARD OF DIRECTORS AND STOCKHOLDERS OF THE COMPANY.

     The Plan was approved and adopted by the Board of Directors on March 12, 2002, subject to final approval of the Committee. The Plan was approved and adopted by the Committee on March 22, 2002. The Plan was approved and adopted by the stockholders of the Company on June 14, 2002.

                                 PROXY BY MAIL
                                                                PLEASE MARK [X]
                                                                YOUR VOTES
                                                                LIKE THIS

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTORS AND FOR THE PROPOSAL IN ITEMS 2 AND 3.

                                                                                FOR ALL    WITHHOLD
                                                                     FOR ALL    EXCEPT       ALL
                                                                     -------    -------    --------
1.   To elect seven (7) Directors to serve for the ensuing year.       [ ]        [ ]        [ ]

NOMINEES: 01 Richard A. Williams, 02 Edward J. Marino, 03 Dr. Lawrence Howard, 04 John W. Dreyer, 05 Daniel S. Ebenstein, 06 John B. Evans, 07 Michael D. Moffitt.

Instruction: To withhold authority to vote for a nominee, mark "FOR ALL EXCEPT" and write the nominee's name(s) in the space provided below.

                                                                       FOR      AGAINST    ABSTAIN
                                                                     -------    -------    --------
2.   To ratify the selection of BDO Seidman, LLP, as the               [ ]        [ ]        [ ]
     Company's independent auditors for the fiscal year ending
     December 28, 2002.
3.   To approve and adopt the Company's 2002 Employee Stock            [ ]        [ ]        [ ]
     Purchase Plan.
4.   To transact such other business as may properly come before the Annual Meeting of
     Stockholders and any adjournment or postponement thereof.

               IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE
                               INSTRUCTIONS BELOW

(Continued from other side)                            MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:             [ ]

                                         COMPANY NUMBER:
                                         PROXY NUMBER:
                                         ACCOUNT NUMBER:

Signature                                             Signature                                             Date

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

                                 PRESSTEK, INC.

- You can now vote your shares electronically through the Internet or the telephone.

- This eliminates the need to return the proxy card.

- Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                  PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                                 ELECTRONICALLY

                                 PRESSTEK, INC.
     PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 14, 2002
      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PRESSTEK, INC.

     The undersigned stockholder of Presstek, Inc., a Delaware corporation, revoking all prior proxies, hereby appoints Richard A. Williams, Edward J. Marino and Daniel S. Ebenstein, and each of them, with full power of substitution, as proxies to represent and vote all shares of Common Stock of Presstek, Inc., which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of Presstek, Inc. to be held at the offices of Presstek, Inc., 55 Executive Drive, Hudson, New Hampshire 03051 on June 14, 2002 at 1:30 p.m., local time, and at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated April 26, 2002, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

     THIS PROXY SHOULD BE DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON. ATTORNEYS, EXECUTORS, ADMINISTRATORS, TRUSTEES OR GUARDIANS MUST GIVE THEIR FULL TITLE. CORPORATIONS OR PARTNERSHIPS MUST SIGN IN THEIR CORPORATE OR PARTNERSHIP NAME BY AN AUTHORIZED PERSON. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

                 (Continued, and to be signed on Reverse Side)

                            - FOLD AND DETACH HERE -